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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 1997, except as to Note 18 which is as of August 27, 1997, appearing on page 26 of the Annual Report on Form 10-K of Renaissance Worldwide, Inc. (formerly known as The Registry, Inc.) for the year ended June 28, 1997.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts
January 12, 1998